                                                        SILVER TRIANGLE BUILDING
                                         25505 WEST TWELVE MILE ROAD. SUITE 3000
                                                      SOUTHFIELD, MI  48034-8339
                                                                  (248) 353-2700
                                                        WWW.CREDITACCEPTANCE.COM


                                  NEWS RELEASE

FOR IMMEDIATE RELEASE                            DATE:  FEBRUARY 27, 2006

                                   INVESTOR RELATIONS:  DOUGLAS W. BUSK
                                                        TREASURER
                                                        (248) 353-2700 EXT. 4432
                                                        IR@CREDITACCEPTANCE.COM

                                   PINK SHEETS SYMBOL:  CACC

                          CREDIT ACCEPTANCE ANNOUNCES:
                        FOURTH QUARTER AND 2005 EARNINGS

SOUTHFIELD, MICHIGAN - FEBRUARY 27, 2006 - CREDIT ACCEPTANCE CORPORATION (PINK
SHEETS: CACC) (the "Company") announced consolidated net income for the three months ended December 31, 2005 of $25.2 million or $0.65 per diluted share compared to $13.9 million or $0.35 per diluted share for the same period in 2004. For the year ended December 31, 2005, consolidated net income was $72.6 million or $1.85 per diluted share compared to $57.3 million or $1.40 per diluted share for the same period in 2004.

Results for the three months and year ended December 31, 2005 compared to the same periods in 2004 include the following:

      - Consumer Loan unit volume increased 13.3% for the three months and 10.0% for the year.

      - The number of active dealer-partners increased 32.2% for the three months and 45.3% for the year.

      - Consumer Loan unit volume per active dealer-partner decreased 14.4% for the three months and 24.3% for the year.

FINANCIAL RESULTS FOR THE THREE MONTHS ENDED DECEMBER 31, 2005

(Dollars in thousands, except per share data)

                                      FOR THE THREE MONTHS ENDED DECEMBER 31,
                                           2005       2004     % CHANGE
                                         --------   --------   --------
Net income                               $ 25,240   $ 13,932     81.2
Net income per common share:
 Basic                                       0.68       0.38     78.9
 Diluted                                     0.65       0.35     85.7
Net operating profit after-tax             27,109     16,144     67.9
Average capital                           522,856    497,150      5.2
Return on capital                            20.7%      13.0%    59.2
Economic profit                            16,261      6,585    146.9
Total revenue                            $ 51,573   $ 46,064     12.0

The increase in consolidated net income for the three months ended December 31, 2005 compared to the same period in 2004 was primarily due to: (i) an 11.2% increase in finance charge revenue primarily due to an increase in the size of the Dealer Loan portfolio, (ii) an after-tax gain of $2.1 million on the sale of the United Kingdom Consumer Loan portfolio recognized during the fourth quarter of 2005, (iii) a $2.0 million after-tax foreign currency exchange gain recognized during the fourth quarter of 2005 following the determination that the liquidation of businesses in the United Kingdom and Canada were substantially complete, (iv) a $3.1 million decrease in the provision for credit losses primarily due to a reduction in the provision for credit losses required to maintain the initial yield established at the inception of the Dealer Loan, (v) a decrease in general and administrative expenses, as a percentage of revenue, primarily related to the resolution of a dispute over previously paid audit fees, and (vi) a decrease in the Company's effective tax rate from 40.7% to 33.7% primarily due to the impact of the foreign exchange gain related to the liquidation of the United Kingdom and Canadian businesses not being taxable.

FINANCIAL RESULTS FOR THE YEAR ENDED DECEMBER 31, 2005

(Dollars in thousands, except per share data)

                                 FOR THE YEARS ENDED DECEMBER 31,
                                       2005            2004             % CHANGE
                                     ---------      ---------           --------
Net income                           $  72,601      $  57,325             26.6
Net income per common share:
 Basic                                    1.96           1.48             32.4
 Diluted                                  1.85           1.40             32.1
Net operating profit after-tax          81,627         64,904             25.8
Average capital                        520,376        478,345              8.8
Return on capital                         15.7%          13.6%            15.4
Economic profit                         39,253         26,204             49.8
Total revenue                        $ 201,268      $ 172,071             17.0

The increase in consolidated net income for the year ended December 31, 2005 compared to the same period in 2004 was primarily due to: (i) a 17.1% increase in finance charge revenue primarily due to an increase in the size of the Dealer Loan portfolio, (ii) a $3.9 million increase in license fees primarily due to an increase in the number of active dealer-partners. License fees represent monthly fees charged to dealer-partners for access to CAPS, the Company's patented Internet-based Credit Approval Processing System, (iii) an after-tax gain of $2.1 million on the sale of the United Kingdom Consumer Loan portfolio recognized during the fourth quarter of 2005, (iv) a decrease in general and administrative expenses, as a percentage of revenue, primarily related to the resolution of a dispute over previously paid audit fees, and (v) a $0.8 million decrease in the provision for credit losses primarily due to a reduction in the provision for credit losses required to maintain the initial yield established at the inception of a Dealer Loan.

DEALER-PARTNER ENROLLMENTS AND VOLUME

The number of active dealer-partners is a function of new dealer-partner enrollments and attrition. Active dealer-partners are dealer-partners who submit at least one loan during the period. The following table summarizes the changes in active dealer-partners and corresponding unit volume for the three and twelve months ended December 31, 2005 and 2004:

                                          THREE MONTHS ENDED DECEMBER 31, 2005  THREE MONTHS ENDED DECEMBER 31, 2004
                                                             UNIT                                  UNIT
                                          DEALER-PARTNERS   VOLUME    AVERAGE   DEALER-PARTNERS   VOLUME   AVERAGE
                                          ---------------   ------    -------   ---------------   ------   -------
Production from quarter ended September
30 of the same year                            1,318        20,037     15.2            957        18,375    19.2

Attrition (1)                                   (184)         (743)     4.0            (80)         (304)    3.8
Volume change from dealer-partners
active in both periods                           n/a        (2,094)     n/a            n/a        (2,642)    n/a
                                               ----------------------------          ---------------------------
Current period volume from
dealer-partners active both periods            1,134        17,200     15.2            877        15,429    17.6

New dealer-partners (2)                          184         1,288      7.0            136           996     7.3

Restarts (3)                                      41           177      4.3             15            46     3.1
                                               ----------------------------          ---------------------------

Current period production                      1,359        18,665     13.7          1,028        16,471    16.0

                                          TWELVE MONTHS ENDED DECEMBER 31, 2005    TWELVE MONTHS ENDED DECEMBER 31, 2004
                                                                UNIT                                 UNIT
                                             DEALER-PARTNERS   VOLUME    AVERAGE   DEALER-PARTNERS   VOLUME    AVERAGE
                                             ---------------   -------   -------   ---------------   ------    -------
Production from 12 month period ending 1

year ago                                         1,215         75,955     62.5           916         62,334      68.1
Attrition (1)                                     (239)        (4,291)    18.0          (182)        (4,459)     24.5
Volume change from dealer-partners active
in both periods                                    n/a         (5,147)     n/a           n/a          2,875       n/a
                                                 -----------------------------          -----------------------------
Current period volume from
dealer-partners active both periods                976         66,517     68.2           734         60,750      82.8

New dealer-partners (2)                            745         16,278     21.8           460         14,482      31.5

Restarts (3)                                        45            772     17.2            21            723      34.4
                                                 -----------------------------         ------------------------------
Current period production                        1,766         83,567     47.3         1,215         75,955      62.5

      (1) Dealer-partner attrition is measured according to the following formula: dealer-partners active during the prior period who become inactive in the current period.

      (2) Excludes new dealer-partners that have enrolled in the Company's program, but have not submitted at least one loan during the period.

      (3) Restarts are previously active dealer-partners that were inactive during the prior period who became active during the current period.

Unit volume produced in the current quarter exceeded the comparable period of 2004 by 2,194 units (13.3%). Unit volume produced over the prior twelve months exceeded the comparable period by 7,612 units (10.0%).

The increase in unit volume is primarily the result of production from new dealer-partners, partially offset by a decline in volume from existing dealer-partners and from volume lost due to attrition.

COMPARISON OF GAAP RETURN ON CAPITAL TO FLOATING YIELD RETURN ON CAPITAL

The following table presents selected financial data that compares the Company's GAAP basis financial results to a non-GAAP measure. The non-GAAP measure ("Floating Yield") is identical to the Company's GAAP basis results except that, under the Floating Rate method, all changes in expected cash flows are treated as yield adjustments. Under GAAP, favorable changes in expected cash flows are treated as yield adjustments, while unfavorable changes are recorded as a current period expense. The GAAP treatment always results in a lower carrying value of the loan receivable asset, but may result in either higher or lower earnings for any given period depending on the timing and amount of expected cash flow changes.

 (Dollars in thousands)

                                               FOR THE YEARS ENDED DECEMBER 31,
                                                     2005         2004
                                                  -----------------------
 GAAP Return on Capital                                15.7%        13.6%
 Floating Yield Return on Capital                      15.0%        13.3%
                                                  ----------------------
 Difference                                             0.7%         0.3%

 GAAP net operating profit after-tax              $  81,627    $  64,904
 Adjustment to Floating Yield                        (2,202)         (58)
                                                  ----------------------
 Floating Yield net operating profit after-tax    $  79,425    $  64,846

 GAAP average capital                             $ 520,376    $ 478,345
 Adjustment to Floating Yield                         7,574        8,731
                                                  ----------------------
 Floating Yield average capital                   $ 527,950    $ 487,076

CONSUMER LOAN PERFORMANCE IN THE UNITED STATES

The United States is the Company's only business segment that continues to originate Dealer Loans. The following table compares the Company's forecast of Consumer Loan collection rates for loans accepted by year in the United States as of December 31, 2005 with the forecast as of December 31, 2004:

                           December 31, 2005        December 31, 2004
Loan Origination Year   Forecasted Collection %   Forecasted Collection %    Variance
---------------------   -----------------------   -----------------------    --------
1995                            54.9%                     54.9%                0.0%
1996                            55.0%                     55.0%                0.0%
1997                            58.3%                     58.4%               (0.1%)
1998                            67.7%                     67.7%                0.0%
1999                            72.7%                     72.8%               (0.1%)
2000                            73.2%                     73.2%                0.0%
2001                            67.2%                     67.2%                0.0%
2002                            70.3%                     70.2%                0.1%
2003                            74.0%                     74.0%                0.0%
2004                            72.9%                     73.4%               (0.5%)

The following table presents forecasted Consumer Loan collection rates, advance rates, the spread (the forecasted collection rate less the advance rate), and the percentage of the forecasted collections that have been realized as of December 31, 2005 for the United States business segment.

                          As of December 31, 2005
              ---------------------------------------------------
  Year of      Forecasted                           % of Forecast
Origination   Collection %   Advance %   Spread %     Realized
-----------   ------------   ---------   --------   -------------
   1995          54.9%        44.2%       10.7%        100.0%
   1996          55.0%        46.9%        8.1%         99.8%
   1997          58.3%        47.9%       10.4%         99.2%
   1998          67.7%        46.1%       21.6%         98.5%
   1999          72.7%        48.9%       23.8%         97.6%
   2000          73.2%        48.0%       25.2%         96.7%
   2001          67.2%        45.8%       21.4%         96.4%
   2002          70.3%        42.2%       28.1%         94.1%
   2003          74.0%        43.4%       30.6%         82.8%
   2004          72.9%        44.0%       28.9%         59.7%
   2005          73.6%        47.1%       26.5%         22.7%

CAUTIONARY STATEMENT REGARDING FORWARD LOOKING INFORMATION

Certain statements in this release that are not historical facts, such as those using terms like "believes," "expects," "anticipates," "assumes," "forecasts," "estimates" and those regarding the Company's future results, plans and objectives, are "forward-looking statements" within the meaning of the federal securities laws. These forward-looking statements represent the Company's outlook only as of the date of this release. While the Company believes that its forward-looking statements are reasonable, actual results could differ materially since the statements are based on current expectations, which are subject to risks and uncertainties. Factors that might cause such a difference include the following:

      - the Company's potential inability to accurately forecast and estimate the amount and timing of future collections,

      - increased competition from traditional financing sources and from non-traditional lenders,

      -     the unavailability of funding at competitive rates of interest,

      - the Company's potential inability to continue to obtain third party financing on favorable terms,

      - the Company's potential inability to generate sufficient cash flow to service its debt and fund its future operations,

      -     adverse changes in applicable laws and regulations,

      -     adverse changes in economic conditions,

      - adverse changes in the automobile or finance industries or in the non-prime consumer finance market,

      - the Company's potential inability to maintain or increase the volume of automobile loans,

      - an increase in the amount or severity of litigation against the Company,

      - the loss of key management personnel or the inability to hire qualified personnel,

      - the effect of natural disasters, terrorist attacks and other potential disasters or attacks; and

      - various other factors discussed in the Company's reports filed with the Securities and Exchange Commission.

Other factors not currently anticipated by management may also materially and adversely affect the Company's results of operations. The Company does not undertake, and expressly disclaims any obligation, to update or alter its statements whether as a result of new information, future events or otherwise, except as required by applicable law.

DESCRIPTION OF CREDIT ACCEPTANCE CORPORATION

Since 1972, Credit Acceptance has provided auto loans to consumers, regardless of their credit history. Our product is offered through a nationwide network of automobile dealers who benefit from sales of vehicles to consumers who otherwise could not obtain financing; from repeat and referral sales generated by these same customers; and from sales to customers responding to advertisements for our product, but who actually end up qualifying for traditional financing.

Without our product, consumers may be unable to purchase a vehicle or they may purchase an unreliable one, or they may not have the opportunity to improve their credit standing. As we report to the three national credit reporting agencies, a significant number of our customers improve their lives by improving their credit score and move on to more traditional sources of financing. Credit Acceptance is publicly traded on the Pink Sheets under the symbol CACC. For more information, visit www.creditacceptance.com.

                          CREDIT ACCEPTANCE CORPORATION
                           CONSOLIDATED BALANCE SHEETS

     (Dollars in thousands, except per share data)

                                                                                                         DECEMBER 31,
                                                                                                    -----------------------
                                                                                                       2005          2004
                                                                                                    (UNAUDITED)
                                                                                                    -----------   ---------
                                     ASSETS:

  Cash and cash equivalents                                                                          $   7,090    $     614
  Restricted cash                                                                                       13,473       23,927
  Restricted securities available for sale                                                               3,345          928

  Loans receivable (including $14,622 and $18,353 from affiliates in 2005 and 2004, respectively)      694,939      667,394
  Allowance for credit losses                                                                         (131,411)    (141,383)
                                                                                                     ---------    ---------
     Loans receivable, net                                                                             563,528      526,011
                                                                                                     ---------    ---------

  Property and equipment, net                                                                           17,992       19,706
  Income taxes receivable                                                                                4,022        9,444
  Other assets                                                                                           9,944       10,683
                                                                                                     ---------    ---------
     Total Assets                                                                                    $ 619,394    $ 591,313
                                                                                                     =========    =========

                      LIABILITIES AND SHAREHOLDERS' EQUITY:

LIABILITIES:

  Accounts payable and accrued liabilities                                                           $  55,705    $  49,384
  Dealer reserve payable, net                                                                                -       15,675
  Line of credit                                                                                        36,300        7,700
  Secured financing                                                                                    101,500      176,000
  Mortgage note and capital lease obligations                                                            9,105        9,847
  Deferred income taxes, net                                                                            43,758       31,817
                                                                                                     ---------    ---------
     Total Liabilities                                                                                 246,368      290,423
                                                                                                     ---------    ---------

SHAREHOLDERS' EQUITY:

  Preferred stock, $.01 par value, 1,000,000 shares authorized, none issued                                  -            -
  Common stock, $.01 par value, 80,000,000 shares authorized, 37,027,286 and
     36,897,242 shares issued and outstanding at year-end 2005 and 2004, respectively                      370          369
  Paid-in capital                                                                                       29,746       25,640
  Unearned stock-based compensation                                                                     (1,566)           -
  Retained earnings                                                                                    344,513      271,912
  Accumulated other comprehensive (loss) income, net of tax of
  $22 and $2 at year-end 2005 and 2004, respectively                                                       (37)       2,969
                                                                                                     ---------    ---------
     Total Shareholders' Equity                                                                        373,026      300,890
                                                                                                     ---------    ---------
     Total Liabilities and Shareholders' Equity                                                      $ 619,394    $ 591,313
                                                                                                     =========    =========

                         CREDIT ACCEPTANCE CORPORATION
                         CONSOLIDATED INCOME STATEMENTS

(Dollars in thousands, except per share data)

                                                                 THREE MONTHS ENDED           TWELVE MONTHS ENDED
                                                                      DECEMBER 31,                  DECEMBER 31,
                                                            ----------------------------    ---------------------------
                                                            (UNAUDITED)                     (UNAUDITED)
                                                               2005              2004           2005           2004
                                                            ------------    ------------    -----------    ------------
REVENUE:
    Finance charges                                         $     44,989    $     40,454    $   176,369    $    150,651
    License fees                                                   2,905           1,688          9,775           5,835
    Other income                                                   3,679           3,922         15,124          15,585
                                                            ------------    ------------    -----------    ------------

     Total revenue                                                51,573          46,064        201,268         172,071
                                                            ------------    ------------    -----------    ------------

COSTS AND EXPENSES:
    Salaries and wages                                             9,350           8,256         36,853          32,720
    General and administrative                                     3,979           6,149         20,834          20,724
    Sales and marketing                                            3,319           3,309         14,275          11,915
    Provision for credit losses                                   (1,668)          1,457          5,705           6,526
    Interest                                                       2,875           3,403         13,886          11,660
    Stock-based compensation                                         484             523          2,240           2,580
    Other expense                                                     41             257            931           1,270
                                                            ------------    ------------    -----------    ------------

      Total costs and expenses                                    18,380          23,354         94,724          87,395
                                                            ------------    ------------    -----------    ------------

Operating income                                                  33,193          22,710        106,544          84,676

    Foreign exchange gain (loss)                                   1,998             (81)         3,017           1,650
                                                            ------------    ------------    -----------    ------------
Income from continuing operations before provision for
 income taxes                                                     35,191          22,629        109,561          86,326

    Provision for income taxes                                    11,871           9,202         40,159          30,073
                                                            ------------    ------------    -----------    ------------

Income from continuing operations                                 23,320          13,427         69,402          56,253
                                                            ------------    ------------    -----------    ------------

Discontinued operations
    Gain from operations of discontinued United Kingdom
    segment (including gain on sale of United Kingdom loan
    portfolio of $3,033 during the fourth quarter of 2005)
    before provision for income taxes                              3,182             753          4,989           1,556

    Provison for income taxes                                      1,262             248          1,790             484
                                                            ------------    ------------    -----------    ------------
    Gain on discontinued operations                                1,920             505          3,199           1,072
                                                            ------------    ------------    -----------    ------------
Net income                                                  $     25,240    $     13,932    $    72,601    $     57,325
                                                            ============    ============    ===========    ============
Net income per common share:
    Basic                                                   $       0.68    $       0.38    $      1.96    $       1.48
                                                            ============    ============    ===========    ============
    Diluted                                                 $       0.65    $       0.35    $      1.85    $       1.40
                                                            ============    ============    ===========    ============
Income from continuing operations per common share:
    Basic                                                   $       0.63    $       0.36    $      1.88    $       1.46
                                                            ============    ============    ===========    ============
    Diluted                                                 $       0.60    $       0.34    $      1.77    $       1.37
                                                            ============    ============    ===========    ============
Weighted average shares outstanding:

    Basic                                                     37,025,517      36,819,410     36,991,136      38,617,787
    Diluted                                                   39,088,720      39,473,105     39,207,680      41,017,205

                          CREDIT ACCEPTANCE CORPORATION
                             SUMMARY FINANCIAL DATA
                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

RETURN ON CAPITAL

The return on capital is equal to net operating profit after-tax (net income plus interest expense after-tax) divided by average capital as follows:

                                  FOR THE THREE MONTHS ENDED DECEMBER 31,     FOR THE YEARS ENDED DECEMBER 31,
                                           2005             2004                     2005            2004
                                        ---------         ---------               ---------        ---------
Net income                              $  25,240         $  13,932               $  72,601        $  57,325
Interest expense after-tax (1)              1,869             2,212                   9,026            7,579
                                        ---------         ---------               ---------        ---------
Net operating profit after-tax          $  27,109         $  16,144               $  81,627        $  64,904
                                        =========         =========               =========        =========

Average debt                            $ 163,687         $ 203,261               $ 186,901        $ 167,137
Average shareholders' equity              359,169           293,889                 333,475          311,208
                                        ---------         ---------               ---------        ---------
Average capital                         $ 522,856         $ 497,150               $ 520,376        $ 478,345
                                        =========         =========               =========        =========

Return on capital                            20.7%             13.0%                   15.7%            13.6%

(1) Interest expense after-tax calculated using a 35% tax rate.

ECONOMIC PROFIT

The Company defines economic profit as net income less an imputed cost of equity. Economic profit measures how efficiently the Company utilizes its capital. To consider the cost of both debt and equity, the Company's calculation of economic profit deducts from net income a cost of equity equal to 10% of average equity, which approximates the S&P 500's rate of return since 1965. Management uses economic profit to assess the Company's performance as well as to make capital allocation decisions. Management believes this information is important to shareholders because it allows shareholders to compare the returns earned by the Company with the return they could expect if the Company returned capital to shareholders and they invested in other securities.

                                          FOR THE THREE MONTHS ENDED DECEMBER 31,       FOR THE YEARS ENDED DECEMBER 31,
                                                  2005             2004                      2005             2004
                                           --------------      ----------               ---------------      -----------
Net income                                 $     25,240        $     13,932                $     72,601      $     57,325
Imputed cost of equity at 10% (1)                (8,979)             (7,347)                    (33,348)          (31,121)
                                           ------------        ------------                ------------      ------------
  Total economic profit                    $     16,261        $      6,585                $     39,253      $     26,204
                                           ============        ============                ============      ============
Diluted weighted average shares
  outstanding                                39,088,720          39,473,105                  39,207,680        41,017,205

Economic profit per diluted share (2)      $       0.42        $       0.17                $       1.00      $       0.64

      (1) Cost of equity is equal to 10% (on an annual basis) of average shareholders' equity, as disclosed in the Return on Capital calculation.

      (2) Economic profit per diluted share equals the economic profit divided by the diluted weighted average number of shares outstanding.

                          CREDIT ACCEPTANCE CORPORATION
                        SUMMARY FINANCIAL DATA CONTINUED
                             (DOLLARS IN THOUSANDS)

A summary of changes in loans receivable is as follows:

                                                              YEAR ENDED DECEMBER 31, 2005
                                              ------------------------------------------------------------
                                              DEALER LOANS    CONSUMER LOANS    OTHER LOANS       TOTAL
                                              ------------    --------------    -----------     ----------
Balance, beginning of period                    $ 626,284        $ 36,760         $ 4,350       $ 667,394
New loans                                         461,877          13,354               -         475,231
Dealer holdback payments                           52,512               -               -          52,512
Net cash collections on loans                    (454,636)        (16,871)              -        (471,507)
Write-offs                                        (10,215)        (10,760)              -         (20,975)
Recoveries                                              -           2,367               -           2,367
Sale of United Kingdom loan portfolio                   -          (8,579)              -          (8,579)
Net change in floorplan receivables, notes
  receivable and lines of credit                        -               -            (573)           (573)
Other                                                   -             954               -             954
Currency translation                                 (130)         (1,755)              -          (1,885)
                                                ---------        --------         -------       ---------
Balance, end of period                          $ 675,692        $ 15,470         $ 3,777       $ 694,939
                                                =========        ========         =======       =========

                                                              YEAR ENDED DECEMBER 31, 2004
                                              -----------------------------------------------------------
                                              DEALER LOANS    CONSUMER LOANS    OTHER LOANS       TOTAL
                                              ------------    --------------    -----------     ----------
Balance, beginning of period                    $ 537,671        $ 75,098         $ 6,668       $ 619,437
New loans                                         427,866           7,938               -         435,804
Dealer holdback payments                           33,326               -               -          33,326
Net cash collections on loans                    (365,119)        (27,615)              -        (392,734)
Write-offs                                         (7,104)        (23,783)              -         (30,887)
Recoveries                                              -           2,157               -           2,157
Net change in floorplan receivables, notes
  receivable and lines of credit                        -               -          (2,318)         (2,318)
Other                                                   -             584               -             584
Currency translation                                 (356)          2,381               -           2,025
                                                ---------        --------         -------       ---------
Balance, end of period                          $ 626,284        $ 36,760         $ 4,350       $ 667,394
                                                =========        ========         =======       =========

                          CREDIT ACCEPTANCE CORPORATION
                        SUMMARY FINANCIAL DATA CONCLUDED
                             (DOLLARS IN THOUSANDS)

A summary of the allowance for credit losses is as follows:

                                                     FOR THE YEAR ENDED DECEMBER 31, 2005
                                          ----------------------------------------------------------
                                          DEALER LOANS    CONSUMER LOANS    OTHER LOANS      TOTAL
                                          ------------    --------------    -----------    ---------
Balance, beginning of period                $ 134,599        $ 6,774           $ 10        $ 141,383
Provision for credit losses (1)                 6,290         (2,344)           (37)           3,909
Write-offs                                    (10,215)        (1,985)             -          (12,200)
Recoveries                                          -          2,312              -            2,312
Sale of United Kingdom loan portfolio               -         (3,439)             -           (3,439)
Other change in floorplan receivables,
  notes receivable, and lines of credit             -              -             27               27
Currency translation                               48           (629)             -             (581)
                                            ---------        -------           ----        ---------
Balance, end of period                      $ 130,722        $   689           $  -        $ 131,411
                                            =========        =======           ====        =========

                                                     FOR THE YEAR ENDED DECEMBER 31, 2004
                                          ----------------------------------------------------------
                                          DEALER LOANS    CONSUMER LOANS    OTHER LOANS      TOTAL
                                          ------------    --------------    -----------    ---------
Balance, beginning of period                $ 136,514        $ 6,689         $   106       $ 143,309
Provision for credit losses (2)                 5,094           (978)          1,174           5,290
Write-offs                                     (7,104)        (1,305)              -          (8,409)
Recoveries                                          -          2,023               -           2,023
Other change in floorplan receivables,
  notes receivable, and lines of credit             -              -          (1,270)         (1,270)
Currency translation                               95            345               -             440
                                            ---------        -------         -------       ---------
Balance, end of period                      $ 134,599        $ 6,774         $    10       $ 141,383
                                            =========        =======         =======       =========


      (1) Does not include a provision of $70 primarily related to earned but unpaid revenue related to license fees.

      (2) Does not include a provision of $467 for earned but unpaid revenue related to license fees.